UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  June 24, 2015
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FINJAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
 ____________________

Delaware	000-33304	20-4075963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 University Avenue, Suite 600, East Palo Alto, CA		94303
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 650-282-3228

(Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On June 24, 2015, upon the recommendation and approval of the compensation committee (the “Compensation Committee”) of the board of directors (the "Board") of Finjan Holdings, Inc. (the “Company”), the Board adopted and approved the Israeli Appendix (the “Israeli Sub-plan”) to the Company’s 2014 Incentive Compensation Plan (the “2014 Plan”) and a form of Israeli Option Award Agreement (“Israeli Option Award”) for awards made under the Israeli Sub-plan.  The Israeli Sub-plan and form of Israeli Option Award are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively.  The following summary of the material terms of the Israeli Sub-plan are qualified in their entirety by reference to the full text thereof.

The Israeli Sub-plan is intended to enable the Company to grant options, and issue shares of common stock (from the shares previously reserved for issuance under the 2014 Plan), under Israeli tax laws.  Any person who is employed by the Company or any of its affiliates, as well as any director, consultant, adviser, service provider or controlling stockholder (within the meaning of Israeli Income Tax Ordinance [New Version] 1961, as amended, or the “Ordinance”) of the company or its affiliates that is a resident of the State of Israel, or deemed to be a resident of the State of Israel for payment of taxes, is eligible to receive awards under the Israeli Sub-plan.  Options granted pursuant to Section 102 of the Ordinance (“102 Options”) may only be granted to employees, officers and directors of the Company or its affiliates who are otherwise eligible to receive awards under the 2014 Plan and are considered Israeli residents for Israeli income tax purposes.   Moreover, 102 Options may only be granted under the Israeli Sub-plan after the Company has made appropriate filings with the Israeli taxing authority.  Non-employees and controlling stockholders that are otherwise eligible to receive awards under the 2014 Plan and the Israeli Sub-plan may only be awarded options granted pursuant to Section 3(i) of the Ordinance.

Our board of directors may appoint (and may, from time to time, replace) a trustee for the purposes of the Israeli Sub-plan, in accordance with the requirements of applicable Israeli law. The Israeli sub-plan contains provisions relating to the appointment of such trustee in connection with options granted pursuant to Section 102 or Section 3(i) of the Ordinance.

Solely for the purpose of determining tax liability pursuant to Section 102(b)(3) of the Ordinance, if at the date of grant of an option under the Israeli Sub-plan, the Company’s shares are listed on any established stock exchange or a national market system or if the Company’s shares will be registered for trading within ninety (90) days following the date of grant of the certain options specified in the Israeli Sub-plan, the fair market value of the Common Stock at the date of grant will be determined in accordance with the average value of the Company’s common stocks during the thirty trading days preceding the date of grant or the thirty trading days following the date of registration for trading, as the case may be.

Item 5.07.  Submission of Matters to a Vote of Security Holders

Finjan Holdings, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders on June 24, 2015.  At the Annual Meeting, two proposals were submitted to, and approved by, the Company’s stockholders.  The proposals are described in more detail in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on April 27, 2015, as supplemented by the additional proxy materials filed on June 10, 2015.  The final voting results were as follows:

Proposal 1

The Company’s stockholders elected the following Class 3 directors to serve three-year terms ending at the 2018 annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier death, removal or resignation.  The voting results are set forth below.

	For	Withheld	Broker Non-Votes
Michael Eisenberg	15,945,166	59,588	1,493,206
Harry Kellogg	15,943,219	61,535	1,493,206

Proposal 2

The Company’s stockholders ratified the appointment of Marcum LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015. The voting results are set forth below.

For	Against	Abstain	Broker Non-Votes
17,442,691	34,936	20,333	0

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
10.1	Finjan Holdings, Inc. Israeli Appendix to the 2014 Incentive Compensation Plan
10.2	Israeli Option Award Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINJAN HOLDINGS, INC.

Date: June 26, 2015	By:	/s/ Philip Hartstein
Philip Hartstein
President & Chief Executive Officer